NATION ENERGY INC.
Suite F - 1500 West 16th Avenue
Vancouver BC V6H 4B9 Canada
March 31, 2014

TO:	Paltar Petroleum Limited
1555 Blake Street   Suite 1002
Denver, Co.  80202

Attention:              Mr. Marc Bruner

Dear Sirs:

RE:           First Amendment to Letter Agreement Dated October 11, 2013

This letter sets out the first amendment to the letter agreement dated October 11, 2013 (“Agreement”) reached among Nation Energy Inc. as purchaser (“the Purchaser”), and Paltar Petroleum Limited (the "Vendor") regarding the transfer and sale by the Vendor of certain Australian oil and gas permit and application assets.  Marc Bruner (“Bruner”) as an indirect major shareholder and CEO of the Vendor agrees to the terms of this amendment.

1.
The period of time provided by Paragraph 5 of the Agreement during which Vendor may receive advances under the Line of Credit, as defined in Paragraph 5, is amended so that it shall continue through July 30, 2014, rather than March 31, 2014.

2.
Paragraph 7 of the Agreement is amended to provide that the parties will use their reasonable best efforts to ensure that Closing occurs on or before July 30, 2014, or on such other date as the parties may agree, to be held at such place and time as the parties may agree.

3.
Paragraph 9 of the Agreement is amended to provide that the Vendor will provide prior to Closing audited financial statements regarding the operations of the Vendor Assets for the two most recent ended fiscal years, prepared by a PCAOB approved auditor, and prior to Closing, will provide quarterly financial statements as reviewed by its auditor for the fiscal period ended March 31, 2014, and such additional fiscal period financial statements as may be required under SEC regulations.

Except as expressly set forth above, all terms and conditions of the Agreement remain in full force and effect.  The parties agree that the additional time allowed by this amendment to accomplish the transaction documentation is ample consideration for such amendment.

If the foregoing correctly sets out the terms of our amendment, please execute this letter in the space provided.

NATION ENERGY INC.                                                                                     PALTAR PETROLEUM LIMITED

Per:   /s/ John Hislop                                                           Per:     /s/ Marc Bruner
          Authorized Signatory                                                                                           Authorized Signatory

/s/ Marc Bruner
Marc Bruner